                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the use of our report on the Calamos Advisors Trust - Calamos Convertible Portfolio dated February 13, 2001 in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-72511) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-09237).



                                                      /s/ ERNST & YOUNG LLP



Chicago, Illinois
April 27, 2001